Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements have been derived by applying pro forma adjustments described below to the historical consolidated financial statements for the year ended December 31, 2014 and the unaudited interim consolidated financial statements as of March 31, 2015 and for the three months ended March 31, 2014 and 2015, included elsewhere in this offering circular. The unaudited pro forma condensed consolidated statements of operations give pro forma effect to the consummation of the Transactions as if they had occurred on January 1, 2014. The unaudited pro forma condensed consolidated balance sheet gives pro forma effect to the consummation of the Transactions as if they had occurred on March 31, 2015. The summary unaudited pro forma consolidated financial information for the LTM Period has been calculated by adding the unaudited pro forma statement of operations data for the three-month period ended March 31, 2015 to the unaudited pro forma statement of operations data for the year ended December 31, 2014 and then subtracting the unaudited pro forma statement of operations data for the three-month period ended March 31, 2014. The assumptions underlying the pro forma adjustments are described more fully in the accompanying notes, which should be read in conjunction with these unaudited pro forma condensed consolidated financial statements.

The unaudited pro forma adjustments reflected herein are preliminary and based upon available information and certain assumptions that we believe are reasonable under the circumstances. The adjustments are limited to amounts that are directly attributable to the Transactions, factually supportable and, with respect to the pro forma condensed consolidated statements of operations, expected to have a continuing impact. In addition, this pro forma presentation does not contemplate changes in tax structure, accounting policies, synergy benefits or any non-recurring costs that will be expensed as a result of the Transactions. Therefore, the actual adjustments will differ from the pro forma adjustments, and the differences may be material.

The Acquisition will be accounted for as a business combination using the acquisition method of accounting under the provisions of Accounting Standards Codification (“ASC”) Topic 805, Business Combinations, under GAAP. Under the acquisition method of accounting, the total estimated purchase price of an acquisition is allocated to the net tangible and intangible assets based on their estimated fair values. The allocation of the purchase price reflected in these unaudited pro forma condensed consolidated financial statements is preliminary. It is based on estimated fair values and will ultimately be revised based on the final assessment of the fair value of the net assets acquired. The final purchase price allocation is dependent on, among other things, the finalization of asset and liability valuations. As of the date of this offering circular, we have not completed the valuation studies necessary to finalize the estimates of the fair values of the assets we have acquired and liabilities we have assumed and the related allocation of purchase price. We have allocated the total estimated purchase price, calculated as described in the notes to the unaudited pro forma condensed consolidated balance sheet, to the assets acquired and liabilities assumed based on preliminary estimates of their fair values. A final determination of these fair values will reflect our consideration of a final valuation prepared by third-party appraisers. This final valuation will be based on the actual net tangible and identifiable intangible assets that existed as of the Closing Date. Any final adjustment will change the allocations of purchase price, which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma condensed consolidated financial statements, including a change to goodwill and a change to the amortization of tangible and identifiable intangible assets. Any such changes could differ materially from the valuations and purchase price allocations presented in the accompanying unaudited pro forma condensed consolidated financial statements.

The unaudited pro forma condensed consolidated financial data is presented for informational purposes only. The unaudited pro forma condensed consolidated financial data does not purport to present what our results of operations or financial condition would have been had the Transactions actually occurred on the dates indicated, nor do they purport to project our results of operations or financial condition for any future period or as of any future date. The unaudited pro forma condensed consolidated financial data should be read in conjunction with the information included under “the Transactions”, “Use of Proceeds”, ‘‘Selected Historical Consolidated Financial Data”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Description of Certain Financing Arrangements—Sale and Leaseback Transactions” and our audited and unaudited financial statements and related notes included elsewhere in this offering circular. All pro forma adjustments and their underlying assumptions are described more fully in the notes to our unaudited pro forma condensed consolidated financial statements.

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2015

	Historical	Pro forma Adjustments		Pro forma
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$14,898	$(8,168)	(a)	$6,730
Accounts receivable, net	12,931	—		12,931
Center operating supplies and inventories	38,095	—		38,095
Prepaid expenses and other current assets	36,071	—		36,071
Deferred membership origination costs	9,745	(9,745)	(b)	—
Deferred income taxes	3,298	—		3,298

Total current assets	115,038	(17,913)		97,125
Property and equipment, net	2,459,875	(62,093)	(c)	2,397,782
Restricted cash	815	—		815
Deferred membership origination costs	6,869	(6,869)	(b)	—
Goodwill	61,101	706,859	(b)	767,960
Intangible assets, net	41,663	188,326	(b)	229,989
Other assets	43,493	59,829	(d)	103,322

Total assets	$2,728,854	$868,139		$3,596,993

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Current maturities of long-term debt	$22,693	$5,935	(e)	$28,628
Current portion of financing lease obligation	1,518	—		1,518

Total current debt	24,211	5,935		30,146
Accounts payable	42,252	—		42,252
Construction accounts payable	34,534	—		34,534
Accrued expenses	72,553	—		72,553
Deferred revenue	47,259	(19,781)	(b)	27,478

Total current liabilities	220,809	(13,846)		206,963
Long-term debt, net of current portion	1,182,052	751,526	(e)	1,933,578
Financing lease obligation, net of current portion	54,100	—		54,100

Total long-term debt, net of current portion	1,236,152	751,526		1,987,678

Deferred income taxes	94,185	57,216	(f)	151,401
Other liabilities	47,576	(6,954)	(b)	40,622

Total liabilities	1,598,722	787,942		2,386,664
Shareholders’ equity	1,130,132	80,197	(g)	1,210,329

Total liabilities and shareholders’ equity	$2,728,854	$868,139		$3,596,993

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet.

Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet

(a)	Represents the adjustment to reflect the impact on our cash and cash equivalents from the estimated sources and uses of cash related to the Transactions (in thousands).

Sources
New Term Loan Facility	$1,100,000
Notes offered hereby	600,000
Sale-Leaseback proceeds(1)	900,000
Investors contribution(2)	1,295,000

Total sources	3,895,000

Uses
Purchase of equity(3)	(2,816,129)
Repayment of outstanding debt(4)	(937,039)
Estimated financing fees and expenses(5)	(150,000)

Total uses	(3,903,168)

Pro forma Adjustment	$(8,168)

(1)	In the event that the Sale-Leaseback is not consummated in whole or in part substantially concurrently with consummation of the Acquisition, we expect to increase borrowings under our New Term Loan Facility and/or the notes offered hereby to fund approximately 60% of the portion of the Acquisition consideration that otherwise would have been sourced from the Sale-Leaseback and to fund the remaining 40% with equity contributions by the Sponsors and the Rollover Investors.
(2)	Represents the approximate cash equity contribution to be made by the Sponsors and the contribution by the Rollover Investors of up to $125.0 million in Life Time common stock immediately prior to the consummation of the Acquisition, which shares will be cancelled and not be converted into the right to receive the Acquisition consideration.
(3)	Reflects our estimate of the total consideration to be paid to holders of the issued and outstanding shares of Life Time common stock at a price of $72.10 per share and the net settlement of vested and unvested stock options, restricted stock, restricted stock units, and performance share units in the Acquisition. See “The Transactions—The Acquisition.” This amount assumes that all of the outstanding shares will receive the Acquisition consideration and we have not made any adjustments for any potential liabilities resulting from any appraisal rights proceedings or for the contribution by the Rollover Investors as described in footnote (2) above. Amounts not paid at the closing of the Transactions as a result of appraisal rights may be used by us for general corporate purposes.
(4)	Represents the repayment of approximately $743 million under the Existing Credit Facility along with certain existing mortgage obligations, and the cancellation of the related interest rate swap.
(5)	Reflects our estimate of fees and expenses associated with the Transactions, including placement fees, initial purchaser discounts and commissions, underwriting and arranging and other financing fees, and other transaction costs for advisory and professional fees.

(b)	The following table sets forth the preliminary allocation of the purchase price as reflected in the unaudited pro forma condensed consolidated balance sheet as of March 31, 2015 (in thousands):

Aggregate purchase price(1)	$2,816,129
Less: Adjusted net assets as of March 31, 2015(2)	(1,104,745)

Excess of costs of acquisition over net assets acquired	1,711,384

Preliminary fair value adjustment to the net assets and liabilities acquired:
Property and equipment, net(3)	879,525
Intangible assets, net(3)	188,326
Deferred income taxes liability(4)	(73,447)
Other(3)	10,121

Total fair value adjustment to identifiable net assets and liabilities acquired	1,004,525
Goodwill	706,859

Total	$1,711,384

(1)	The source of the purchase price is the sum of the New Term Loan Facility, the notes offered hereby, the investor contribution, the proceeds from the Sale-Leaseback and the cash on hand at March 31, 2015 partially offset by the repayment of certain outstanding borrowings, the acquisition costs and the cash that will remain to fund working capital.
(2)	Our net assets as of March 31, 2015 have been adjusted for the impact of the Sale-Leaseback including the sale of assets with a net book value of approximately $941 million offset by the proceeds from the sale of approximately $900 million and the tax benefit resulting from the loss on disposal.
(3)	These unaudited pro forma condensed consolidated financial statements reflect a preliminary purchase price allocation. The final purchase price allocation may result in a materially different allocation for tangible and intangible assets than that presented. An increase or decrease in the amount of purchase price allocated to amortizable assets would impact annual amortization expense and would result in a comparable change to goodwill that is subject to impairment testing. For example, a 10% increase or decrease in the amount allocated to property and equipment would result in a change in depreciation expense of $11.6 million.

For purposes of these unaudited pro forma condensed consolidated financial statements, preliminary fair values allocated as follows:

	Estimated average useful life	Estimated fair value	Historical value	Fair value adjustment
	(years)	(in thousands)
Property and equipment, net	3—45	$2,397,782	$1,518,257	$879,525
Intangible assets:
Trade Names	Indefinite	160,500	17,466	143,034
Customer relationships	8—11	34,200	5,489	28,711
Other intangible assets	Various	35,290	18,709	16,581
Other(i)	n/a	(27,292)	(37,413)	10,121

(i)	Other consists of fair value adjustments to deferred revenue and associated deferred membership acquisition costs.

(4)	Represents the estimated impact on deferred income tax liabilities resulting from the purchase accounting adjustments to identified intangible assets based on a statutory tax rate of 39%.

(c)	Represents the preliminary adjustment to property and equipment, net consisting of the following (in thousands):

Purchase accounting adjustment (see note (b))	$879,525
Less: Net book value of Sale-Leaseback properties	(941,618)

Pro forma Adjustment	$(62,093)

(d)	Represents the change in other assets resulting from the Transactions consisting of the following (in thousands):

Capitalization of debt issuance costs related to new debt	$64,096
Tax asset(1)	2,729
Less: Write off of debt issuance costs to repaid borrowings	(6,996)

Pro forma Adjustment	$59,829

(1)	Represents the tax benefit related to the write off of the unamortized debt issuance cost.

(e)	Represents the incremental borrowings resulting from the Transactions consisting of the following (in thousands):

New borrowings(1)	$1,700,000
Less: Original issue discount (OID) on the New Term Loan Facility	(5,500)
Less: Repayment of outstanding borrowings	(937,039)

Pro forma Adjustment	$757,461

(1)	Represents the borrowings from the notes offered hereby and the aggregate principal amount of the New Term Loan Facility.

In connection with these borrowings, we estimate we will incur approximately $64 million of costs associated with the new debt that will be capitalized in other assets and amortized over the life of the borrowings. In addition, we expect to write-off approximately $7 million of unamortized debt issuance costs upon repayment of certain outstanding borrowings. We have not reflected the write-off of these debt issuance costs in the unaudited pro forma condensed consolidated statement of operations due to the non-recurring nature of the expense.

(f)	Represents the adjustment to record the deferred tax liability related to the fair value adjustment to intangible assets (see note (b)) partially offset by the tax benefit related to the loss on the Sale-Leaseback.

(g)	Represents the adjustment to reset historical shareholders’ equity as a result of the Transactions calculated as follows (in thousands):

Investor contribution	$1,295,000
Less: Historical shareholders’ equity	(1,130,132)
Less: Write off of historical debt issue cost on repaid borrowings and recognition of acquisition costs, net of tax benefit	(84,671)

Pro forma Adjustment	$80,197

The pro forma statement of operations does not reflect the write off of the debt issue costs, the loss on the Sale-Leaseback and the acquisition costs due to the non-recurring nature of these items.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2014

	Historical	Pro forma Adjustments			Pro forma
	(in thousands)
Revenue:
Membership dues	$810,707	$—			$810,707
Enrollment fees	12,224	—			12,224
In-center revenue	410,953	—			410,953

Total center revenue	1,233,884	—			1,233,884
Other revenue	56,736	—			56,736

Total revenue	1,290,620	—			1,290,620

Operating expenses:
Center operations	744,343	66,061	(a	)	810,404
Advertising and marketing	42,853	—			42,853
General and administrative	63,112	—			63,112
Other operating	67,020	6,000	(b	)	73,020
Depreciation and amortization	143,931	(20,325)	(c	)	123,606

Total operating expenses	1,061,259	51,736			1,112,995

Income from operations	229,361	(51,736)			177,625

Other income (expense):
Interest expense, net of interest income	(42,296)	(83,074)	(d	)	(125,370)
Equity in earnings of affiliate	1,056	—			1,056

Total other expenses	(41,240)	(83,074)			(124,314)

Income before income taxes	188,121	(134,810)			53,311
Provision for income taxes	73,751	(52,576)	(e	)	21,175

Net income	$114,370	$(82,234)			$32,136

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Statements of Operations.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Three Months Ended March 31, 2015

	Historical	Pro forma Adjustments		Pro forma
	(in thousands)
Revenue:
Membership dues	$207,822	$—		$207,822
Enrollment fees	2,912	—		2,912
In-center revenue	106,563	—		106,563

Total center revenue	317,297	—		317,297
Other revenue	13,835	—		13,835

Total revenue	331,132	—		331,132

Operating expenses:
Center operations	193,292	16,515	(a)	209,807
Advertising and marketing	15,864	—		15,864
General and administrative	16,358	—		16,358
Other operating	15,317	1,500	(b)	16,817
Depreciation and amortization	38,736	(7,834	)(c)	30,902

Total operating expenses	279,567	10,181		289,748

Income from operations	51,565	(10,181)		41,384

Other income (expense):
Interest expense, net of interest income	(11,166)	(20,183	)(d)	(31,349)
Equity in earnings of affiliate	245	—		245

Total other expenses	(10,921)	(20,183)		(31,104)

Income before income taxes	40,644	(30,364)		10,280
Provision for income taxes	16,041	(11,842	)(e)	4,199

Net income	$24,603	$(18,522)		$6,081

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Statements of Operations.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For Three Months Ended March 31, 2014

	Historical	Pro forma Adjustments		Pro forma
	(in thousands)
Revenue:
Membership dues	$196,815	$—		$196,815
Enrollment fees	3,123	—		3,123
In-center revenue	98,405	—		98,405

Total center revenue	298,343	—		298,343
Other revenue	13,612	—		13,612

Total revenue	311,955	—		311,955

Operating expenses:
Center operations	181,377	16,515	(a)	197,892
Advertising and marketing	12,339	—		12,339
General and administrative	15,864	—		15,864
Other operating	14,461	1,500	(b)	15,961
Depreciation and amortization	32,856	(1,954	)(c)	30,902

Total operating expenses	256,897	16,061		272,958

Income from operations	55,058	(16,061)		38,997

Other income (expense):
Interest expense, net of interest income	(9,122)	(21,701	)(d)	(30,823)
Equity in earnings of affiliate	297	—		297

Total other expenses	(8,825)	(21,701)		(30,526)

Income before income taxes	46,233	(37,762)		8,471
Provision for income taxes	18,096	(14,727	)(e)	3,369

Net income	$28,137	$(23,035)		$5,102

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Statements of Operations.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Twelve Months Ended March 31, 2015

	Year Ended December 31, 2014	Three Months Ended March 31, 2015	Three Months Ended March 31, 2014	Twelve Months Ended March 31, 2015 (“LTM”)
	(in thousands)
Revenue:
Membership dues	$810,707	$207,822	$196,815	$821,714
Enrollment fees	12,224	2,912	3,123	12,013
In-center revenue	410,953	106,563	98,405	419,111

Total center revenue	1,233,884	317,297	298,343	1,252,838
Other revenue	56,736	13,835	13,612	56,959

Total revenue	1,290,620	331,132	311,955	1,309,797

Operating expenses:
Center operations	810,404	209,807	197,892	822,319
Advertising and marketing	42,853	15,864	12,339	46,378
General and administrative	63,112	16,358	15,864	63,606
Other operating	73,020	16,817	15,961	73,876
Depreciation and amortization	123,606	30,902	30,902	123,606

Total operating expenses	1,112,995	289,748	272,958	1,129,785

Income from operations	177,625	41,384	38,997	180,012

Other income (expense):
Interest expense, net	(125,370)	(31,349)	(30,823)	(125,896)
Equity in earnings of affiliate	1,056	245	297	1,004

Total other expenses	(124,314)	(31,104)	(30,526)	(124,892)

Income before income taxes	53,311	10,280	8,471	55,120
Provision for income taxes	21,175	4,199	3,369	22,005

Net Income	$32,136	$6,081	$5,102	$33,115

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Statements of Operations.

Notes to the Unaudited Pro Forma Condensed Consolidated Statements of Operations

(a)	Represents the incremental straight line rent expense we expect to incur as a result of the Sale-Leaseback.

(b)	Represents the management fee to be paid to the Sponsors based on a management services agreement expected to be entered into in connection with the Acquisition.

(c)	Represents the net change in depreciation and amortization expense resulting from the impact of the Transactions calculated as follows (in thousands):

	Year ended December 31, 2014	Three months ended March 31, 2015	Three months ended March 31, 2014
Property and equipment, net	$115,797	$28,949	$28,949
Intangible assets, net	7,809	1,953	1,953

Total pro forma depreciation and amortization	123,606	30,902	30,902
Less: Historical depreciation and amortization	(143,931)	(38,736)	(32,856)

Pro forma Adjustment	$(20,325)	$(7,834)	$(1,954)

(d)	Represents the incremental interest expense resulting from the Transactions calculated as follows (in thousands):

	Year ended December 31, 2014	Three months ended March 31, 2015	Three months ended March 31, 2014
Pro forma cash interest:
New borrowings(1)	$96,000	$24,000	$24,000
Annual bank commitment fee	1,250	313	313
Continuing borrowings(2)	16,654	4,482	3,677

Total	113,904	28,795	27,990

Amortization of debt issuance costs and OID:
New borrowings	8,657	2,164	2,164
Bank commitment fee	1,125	281	281
Continuing borrowings	1,684	109	388

Total	11,466	2,554	2,833

Total pro forma interest expense	125,370	31,349	30,823
Less: Historical interest expense	(42,296)	(11,166)	(9,122)

Pro forma Adjustment	$83,074	$20,183	$21,701

(1)	Represents the estimated interest expense associated with the notes offered hereby and the New Term Loan Facility assuming a weighted average blended total interest rate of 6.2% (including cash and non-cash interest) and assuming the amount of new borrowings outstanding remained constant throughout the period. A 0.125% change in the blended weighted average interest rate would increase or decrease pro forma annual interest expense for new borrowings by approximately $2.1 million.
(2)	Represents historical interest expense on borrowings that will remain outstanding.

(e)	Represents the tax effect of the pro forma adjustments described above based on a statutory tax rate of 39%.